SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Halifax Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:  August 23, 1995

--------------------------------------------------------------------------------

                       HALIFAX CORPORATION
                      Alexandria, Virginia


                -----------------------------------

                 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

    You  are  cordially   invited  to  attend  the  Annual  Meeting  of  Halifax
Shareholders which will be held on September 15, 1995, at 2:00 p.m. local time at our offices at 5250 Cherokee Avenue, Alexandria, VA 223l2.

    In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

    We encourage your attendance and look forward to seeing you.

                                   Sincerely,



                                   Howard C. Mills
                                   President

August 15, 1995

                        HALIFAX CORPORATION
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held September 15, 1995

To The Shareholders of Halifax Corporation:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at its executive offices, 5250 Cherokee Avenue, Alexandria, VA 22312 on Friday, September 15, 1995, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

   1.Election of seven (7) directors for the ensuing year.

   2.Ratification of the Board of Directors' appointment of Ernst & Young Certified Public Accountants, as the Company's independent accountants for the fiscal year ending March 31, 1996.

   3.Transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on Friday, August 4, 1995, as the record date for the determination of shareholders entitled to notice of and vote at this meeting and any adjournments thereof, and only shareholders of record at such time will be so entitled to vote.

   Shareholders who will not attend the meeting in person are requested to specify their choices and to date, sign, and return the enclosed Proxy in the envelope provided. Prompt response is helpful, and your cooperation will be appreciated.

                           By Order of the Board of Directors



                           Ernest L. Ruffner
                           Secretary

                HALIFAX CORPORATION
                5250 Cherokee Avenue
            Alexandria, Virginia 22312

   --------------------------------------------------

                  PROXY STATEMENT
   --------------------------------------------------


     The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 15, 1995, at the offices of the Company located at 5250 Cherokee Avenue, Alexandria, Virginia 22312. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Proxy may be revoked by the person giving it at any time before it has been exercised by delivering written notice to the Company or by delivering a later dated Proxy.

      Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Ernst & Young Certified Public Accountants, to be the Company's independent accountants for fiscal 1996, and with respect to such other matters which may properly come before the Annual Meeting, the persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Manage-ment knows of no other matters to come before the Annual Meeting at this time.

                   SHARES OUTSTANDING AND VOTING RIGHT

      Shareholders of record at the close of business on August 4, 1995, will be entitled to notice of and vote at the Annual Meeting. On that date there were 1,180,329 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.

      Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

      Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                            FORM 10-K

       The Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1995, has been filed with the Securities and Exchange Commission. Shareholders should they so desire may obtain without charge a copy of the Form 10-K from the Company by written request which should be made to Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312, Attention:
Corporate Secre- tary.

                      ELECTION OF DIRECTORS

       The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at seven.

     It is, therefore, proposed to elect a Board of Directors of seven persons to serve until the next annual meeting of Sharehold- ers or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons, provided that if any of such nominees shall be unavailable for election for any reason, the Proxies will be voted for the election of a substitute nominee designated by management. All seven of the nominees are now serving as directors and have agreed to serve if elected. Those nominees receiving a majority of or the greatest number of votes cast at the Annual Meeting by Shareholders entitled to vote will be elected to the Board of Directors.

     Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:



         THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES

                                   Date
                                  First         Principal Occupation and
Nominees                Age      Elected      Employment; Other Background

 Arch C. Scurlock        75        1973      Arch  C. Scurlock, presently
                                             Chairman of the Board of
                                             Directors, has been a Direc-
                                             tor of the Company since
                                             1973.  He had served from
                                             1969 to 1992 as Chairman of
                                             the Board of TransTechnology
                                             Corporation, a manufacturer
                                             of aerospace defense, and
                                             other industrial products.
                                             Since 1968, he has been
                                             President and a Director of
                                             Research Industries Incor-
                                             porated, a private investment
                                             company.


Howard C. Mills          61        1984      Howard C. Mills has, since
                                             October 16, 1984, been
                                             President, Chief Executive
                                             Officer and a Director of the
                                             Company.  Prior to that time
                                             he served as Vice President
                                             and Executive Vice President
                                             of the Company.

John H. Grover           67       1984       John H. Grover became a
                                             Director of the Company in
                                             1984.  He has served as Vice
                                             President, Treasurer and
                                             Director of Research
                                             Industries Incorporated since
                                             1968, and as a Director of
                                             TransTechnology Corporation
                                             from 1969 to 1992.





Clifford M. Hardin       79       1985       Clifford M. Hardin has been a
                                             Director of the Company since
                                             1985.  From 1981 to 1987, Dr.
                                             Hardin served as a Director
                                             of Stifel Financial
                                             Corporation, the parent
                                             corporation of Stifel,
                                             Nicolaus & Company, a St.
                                             Louis securities brokerage
                                             firm registered with the
                                             Securities and Exchange
                                             Commission.  Dr. Hardin is
                                             also a Director of the
                                             Gallup, Inc., Lincoln, Nebraska.

Ernest L. Ruffner        60       1985       Ernest L. Ruffner, elected
                                             Director of the Company on
                                             March 25, 1985, is an
                                             attorney engaged in the
                                             private practice of law as a
                                             member of the firm of Pompan,
                                             Ruffner & Werfel in Alexandria,
                                             Virginia.  Mr. Ruffner is a
                                             Director of Research Industries
                                             Incorporated.  He was elected
                                             Secretary of the Company
                                             effective July 2, 1985 and
                                             General Counsel on September 16,
                                             1994.

Alvin E. Nashman         68       1993       Alvin E. Nashman is a Director
                                             and Consultant of Computer
                                             Sciences Corporation (CSC).  For
                                             27 years until his retirement in
                                             1992, Dr. Nashman headed the
                                             multi-division Systems Group
                                             of CSC which under his leadership
                                             experienced continued growth with
                                             1992 revenues in excess of $1
                                             billion.  He served two terms
                                             as Chairman of the Board of
                                             the Armed Forces Communications
                                             and Electronics Association
                                             (AFCEA).  He currently serves on
                                             the Boards of NYMA Corporation
                                             and MILTOPE Corporation, where he
                                             is Chairman.






John M. Toups          69        1993        John M. Toups served as
                                             President and CEO of Planning
                                             Research Corporation (PRC)
                                             from 1978 to 1987. Prior to
                                             that he served in various
                                             executive positions with PRC.
                                             For a short period of time in
                                             1990, he served as interim
                                             Chairman of the Board and CEO
                                             of the National Bank of
                                             Washington and Washington
                                             Bancorp and is currently a
                                             Director of CACI, Inter-
                                             national, NVR, and Telepad.


                     OTHER EXECUTIVE OFFICERS

     In addition to President Mills and Secretary/General Counsel Ruffner, the following persons are executive officers of the company.

     Richard J. Smithson, age seventy-one, is Vice President and Treasurer of the Company, responsible for all corporate financial activities. Mr. Smithson has over forty years experience in varied executive financial positions including twenty-two years with the Company.

     Christopher K. Jones, age forty-three, is the Senior Vice
President for Business Development. He has been with the Company for twelve years. He previously served as head of Electronics Services.

     James L. Sherwood IV, age fifty-three, is Vice President Contracts and Administration. He has been with the Company and its subsidiaries for sixteen years. He previously served as a Vice President managing the Company's Facilities Services Division.

     Melvin L. Schuler, age fifty-one, is the Vice President
Communications Services Division.  Mr. Schuler has been with the
Company for twenty-two years, serving in various management positions within the Electronics Services line.

     Donald R. Morrell, age thirty-seven, Vice President and Corporate Controller, has been with the Company for seven years. Prior to joining Halifax, Mr. Morrell was with Price Waterhouse where he served in various positions including Audit Manager. He is a CPA.

     Raymond A. Castelhano, age fifty-nine, has been with Halifax two years and is Vice President, Computer Services Division. Mr. Castelhano has thirty-seven years experience in the computer hardware maintenance industry. Before joining the company, Mr. Castelhano worked three years as a Consulting Associate with VP, Inc. Prior to that, he was the Senior Vice President Support Services for Decision Data Services, Inc., a nation-wide computer maintenance firm. For fourteen years Mr. Castelhano worked as the Vice President Business Systems for SORBUS, Inc., a third-party computer maintenance company. Previously, Mr.
Castelhano served in management and technical positions with Management Assistance, Inc. and IBM.

     James C. Dobrowolski, age thirty-two, joined Halifax as a result of the Company acquiring EAI Services which he had managed for two years. Mr. Dobrowolski currently serves as a Vice President, in charge of the Simulation and Facilities Services Division. Prior to joining EAI as director of contracts in April 1988, he was with Engineering and Professional Services, Inc., where he served as Manager of Subcontract Administration for two years.

           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on a review of SEC Forms 3, 4 & 5 and amendments thereto furnished to the Company, to the best of the knowledge and belief of management, no person who was required to file said forms failed to do so on a timely basis.

                   Board of Directors; Committees

     During the year ending March 31, 1995, the Board of Directors held five meetings. During that year, all members who were directors at the time attended at least 75% of the total number of meetings held by the Board and by each committee of the Board of which he was a member.

     Set forth below is certain information regarding the existing committees of the Board of Directors:

     Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and nonaudit services provided by the Company's independent public accountants, including the fees charged for those services. The committee's members are Messrs. Hardin, Toups and Nashman. The Audit Committee held two meetings in Fiscal Year 1995.

     Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 1995, the committee held one meeting.

     Nominating Committee. The Nominating Committee was created by the Board of Directors on May 21, 1993, for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The committee members are Messrs. Hardin, Grover, and Ruffner. During the year ended March 31, 1995, the committee held one meeting.

                  PRINCIPAL SHAREHOLDERS AND DIRECTORS


     The following tables set forth as of May 17, 1995 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

          Name of                          Amount and Nature of
      Beneficial Owner                     Beneficial Ownership        Percent

Research Industries Incorporated (1)
  123 N. Pitt Street
  Alexandria, Virginia 22314 ..................   410,000               34.7

Howard C. Mills (5)
  5250 Cherokee Avenue
  Alexandria, Virginia 22312 ...................   43,578                3.7

Arch C. Scurlock (2)
  123 N. Pitt Street
  Alexandria, Virginia 22314 ...................  411,000               34.8

John H. Grover (3)
  123 N. Pitt Street
  Alexandria, Virginia 22314 ...................    1,000                0.1

Clifford M. Hardin
  10 Roan Lane
  St. Louis, Missouri 63124 ....................    1,000                0.1

Ernest L. Ruffner (4)
  209 N. Patrick Street
  Alexandria, Virginia 22314 ...................      100                  0

Alvin E. Nashman
  3170 Fairview Park Drive
  Falls Church, Virginia 22042 ..................   3,000                0.3

John M. Toups
  1209 Stuart Robeson Drive
  McLean, Virginia 22101 ........................   3,000                0.3

All officers and directors as
  a group (14 persons) (2) ...................... 487,613               41.3

---------------------------

(1)  Research Industries Incorporated is 95% owned by Arch C.
     Scurlock, chairman of the Company's Board of Directors.
(2)  Includes 410,000 shares owned by Research Industries.
(3)  Mr. Grover is also a 5% owner and director of Research
     Industries Incorporated
(4)  Mr. Ruffner is a director of Research Industries Incorporated.
(5)  Includes 300 shares held by Mr. Mills' wife.

                            EXECUTIVE COMPENSATION
              REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

      The overall philosophy regarding compensation of the Company's executive officers is based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are moti- vated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

      The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus, and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive market place.

      The primary component of the Company's executive compensation program is base salary. The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular position. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

      The base salary of Howard Mills, the Company's president and chief executive officer since 1984, is largely based on the performance of the Company, both for the fiscal year and since he has been CEO. The other criteria considered to a lessor degree is the annual change in the cost of living. During the last fiscal year, the Company's total return, as displayed in the accompanying five year cumulative performance graph, decreased 13 percent, however the Company was able to maintain earnings per share comparable to the previous year in spite of substantially reduced revenues. Reflecting the Company's stated compensation policy, in August Mr. Mills base salary was increased by three percent to $151,700. He also participated in the Company's Profit Sharing Bonus Plan and Key Employees Stock Option Plan, to the extent set forth below.

      The second component of the executive compensation program is an annual bonus determined in accordance with the Company's Profit Shar- ing Bonus Plan approved annually by the Board of Directors based upon projected profit goals set for each year. The Company creates separate profit pools related to project, division and corporate performance. Employees in the Plan are monetarily rewarded if the profitability of their profit pool meets specified threshold goals, and further rewarded for exceeding these goals based upon a fixed formula. As a result of the Company's performance during the previous fiscal year, Mr. Mills received a bonus from the corporate profit pool that was equal to approximately 18% of his base salary which was paid in fiscal year 1995.

      The final component of the executive compensation program is a Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. During the past year the Committee considered it appropriate and justified to motivate and reward Mr. Mills with regard to decisions influencing future growth of the Company and therefore granted Mr. Mills stock options for 9,600 shares of common stock at an exercise price of $7.00 per share expiring September 16, 1999.

      In addition, the Committee determined it was appropriate to enter into an Executive Severance Agreement ("Agreement") with Mr. Mills in recognition of his position of high responsibility and the substan- tial contributions he has made to the Company over many years. The Agreement provides benefits under certain circumstances including a change in control of the Company, the purpose being to enable him to perform his duties and responsibilities without the distracting uncertainty associated with a change in control.

      Specifically, the Agreement is for one year beginning August 1, 1995 and is automatically renewed from year to year. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or for cause. Except in connection with a change of control, termination for any other reason results in compensation equal to eighteen (18) months salary. In the event of termination within one (1) year after a change in control, Mr. Mills would receive compensation equal to thirty-six (36) months salary subject to statutory limitations. Should he resign or retire during the first ninety (90) days after a change in control, the compensation would revert to the level of eighteen (18) months salary.

      No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock            John M. Toups            John H. Grover

                         SUMMARY COMPENSATION TABLE


     The following table sets forth information on compensation paid in fiscal year 1995 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's three other executive officers whose income exceeded $100,000.

                                                                                    Long-Term Compensation
                                                                           -------------------------------------
                                                                                    Awards              Payouts
                                                                           ------------------------    Long-Term
                           Annual Compensation             Other           Restricted                  Incentive
Name and                --------------------------         Annual             Stock        Options/       Plan          All Other
Principal Position      Year  Salary($)   Bonus($)   Compensation($)(1)    Award(s)($)      SARs(#)    Payouts($)   Compensation($)
------------------      ----  --------    -------    -----------------     -----------     --------    ----------   ---------------

Howard C. Mills         1995  150,188     27,067           3,331                none         9,600        none          2,604(2)
CEO/President           1994  134,811     20,276           2,971                none         2,000        none          2,692(2)
                        1993  122,580     19,505           3,799                none          none        none          2,452(2)

Christopher K. Jones    1995  115,118     15,467           3,007                none         4,800        none          2,302(2)
Senior Vice President   1994  101,512       none           3,153                none         1,000        none          3,103(2)
                        1993   92,706       none            none                none          none        none          1,964(2)

James L. Sherwood, IV   1995   96,962     21,886            none                none         3,600        none          1,939(2)
Vice President          1994   88,554     14,227            none                none           600        none          7,966(3)
                        1993   82,904     15,020            none                none          none        none          1,751(2)

James C. Dobrowolski    1995   95,099     23,672           2,400                none         3,600        none          5,855(3)
Vice President
---------------

(1)  Value of Company furnished automobile.
(2)  Amounts contributed to officer under 401(k) plan
(3) Amounts contributed to officer under 401(k) plan and paid vacation.


DIRECTOR COMPENSATION

    Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 1995, Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended.

    The following two tables present further details on stock options:


               OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                        Precent Total                                      Annual Rates of Stock
                                        Options/SARs                                        Price Appreciation
                                         Granted to        Exercise                         for Option Term(2)
                       Options/SARs     Employees in       or Base      Expiration         -------------------
Name                    Granted(#)     Fiscal Year(1)      Price($)        Date            5%($)        10%($)
------------------     ------------    --------------      --------     ----------         -----        ------
Howard C. Mills           9,600           30.0               7.00         9/14/99         18,566        41,026
President/CEO

Christopher K. Jones      4,800           15.0               7.00         9/16/99          9,283        20,513
Senior Vice President

James L. Sherwood, IV     3,600           11.3               7.00         9/16/99          6,962        15,385
Vice President

James C. Dobrowolski      3,600           11.3               7.00         9/16/99          6,962        15,385
Vice President

-----------

(1) This column will not total 100% because employees other than those named received options during the year.
(2) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.



              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS/SARs


                         Shares                           Number of Unexercised            Value of Unexercised In-The-
                      Acquired on       Value             Options at Year-end             Money Options at Year-end ($)
Name                  Exercise(#)    Realized($)     Exercisable  Unexercisable           Exercisable    Unexercisable(1)
--------------        ------------   -----------     -----------  -------------           -----------    -------------
Howard C. Mills            --            --              3,000        12,600                    --            --
President/CEO

Christopher K. Jones       --            --              2,250         6,550                    --            --
Senior Vice President

James L.Sherwood, IV       --            --              2,250         4,950                    --           --
Vice President
---------

(1) Based on the fair market value of the Common Stock on March 31, 1995, of $6.88 less the option exercised price.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG HALIFAX CORPORATION, THE S & P 500 INDEX
                   AND THE S & P HIGH TECH COMPOSITE INDEX



[This space contains a stock performance graph. The Graph is a comparison of fuve year cumulative total return among Halifax Corporation, the S & P 500 Index and the S & P High Tech Composite index. The Cumulative Total Return data is shown below.]




* $100 INVESTED ON 03/31/90 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENT FISCAL YEAR ENDING MARCH 31.



-------------------------------------------------------------------------------------------------------------------------------
                                                                CUMULATIVE TOTAL RETURN
                                        ---------------------------------------------------------------------------------------
                                            3/90        3/91        3/92       3/93        3/94       3/95      0353EHX
-------------------------------------------------------------------------------------------------------------------------------
HALIFAX CORPORATION       -  HX             100         126        178         154         181        157       05/18/95
-------------------------------------------------------------------------------------------------------------------------------
S & P 500                 - I500            100         114        127         146         149        172       03533500
-------------------------------------------------------------------------------------------------------------------------------
S & P HIGH TECH COMPOSITE - IHTC            100         109        112         123         144        183       03533HTC
-------------------------------------------------------------------------------------------------------------------------------


                      TRANSACTIONS WITH MANAGEMENT

     On May 1, 1986, Ernest L. Ruffner, a director of the Company, joined the law firm of Pompan, Ruffner & Werfel. Jacob Pompan of that firm has represented Halifax in its government contract affairs since 1984. During the fiscal year ended March 31, 1995, the firm received fees of $14,000 from the Company.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young, independent accountants, subject to the ratification of such appointment by the
Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 1996.

     This year's financial statements were audited by Ernst & Young who replaced Grant Thornton on September 16, 1994. The change was made by recommendation of the Audit Committee.

     The report of Grant Thornton on the Company's financial statements for the years ended March 31, 1993 and March 31, 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim periods preceding such change, (1) the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (2) no "reportable event" (as described in Regulation S-K, Item 304(a)(1)(V)(A-D) occurred.

     The Company is advised that no member of Ernst & Young has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              SHAREHOLDERS' PROPOSALS

    Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders should be sent to the Secretary of the Company at 5250 Cherokee Avenue, Alexandria, Virginia 22312, and must be received not later than the close of business on April 1, 1996. Material filed with the Company in a timely manner will be considered, pursuant to the requirements of all applicable laws and regulations, for inclusion in the Company's 1996 proxy materials for such annual meeting.

                            TRANSFER AGENT AND REGISTRAR

     The First National Bank of Maryland, is the Company's transfer agent and registrar.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.


                             By Order of the Board of Directors



                             Ernest L. Ruffner
                             Secretary